                         DEBT RESTRUCTURING AGREEMENT

THIS AGREEMENT is made this 30th day of August, 1999,

AMONG:

        MFC BANCORP LTD., a company continued under the laws of the Yukon Territory

        ("MFC")

AND:

        DRUMMOND FINANCIAL CORPORATION, a company incorporated under the laws of the State of Delaware

        ("Drummond")

WHEREAS Drummond is indebted to MFC and MFC has agreed to reduce the interest rate applicable to that indebtedness in exchange for a general security interest over the property, assets, effects and undertakings of Drummond, all as hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained and the sum of $1.00 paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged by each party) the parties hereto warrant, represent, covenant and agree as follows:

1.     INTERPRETATION

1.1 In this Agreement and the recitals hereto the following words have the following meanings:

       (a)    "Agreement" means this agreement between MFC and Drummond;

       (b) "Closing Date" means August 30, 1999 or such other date as the parties hereto may agree; and

       (c) "Indebtedness" means the indebtedness of US$21,515,000 bearing interest at 8.75% owed by Drummond to MFC which is evidenced by a promissory note due July 31, 2008.

1.2 The division of this Agreement into articles, sections and subsections and the insertion of headings are for reference purposes only and shall not effect the interpretation of the Agreement. Unless otherwise indicated, the reference to a particular article, section, subsection or Schedule refers to a specified article, section, subsection or Schedule of this Agreement.

1.3 This Agreement shall be construed in accordance with the laws of the Province of British Columbia. All references to sums of money shall be deemed to refer to the legal tender of Canada unless otherwise stated.

2.     RESTRUCTURING OF INDEBTEDNESS

2.1 Subject to and in accordance with the terms and conditions of this Agreement, MFC and Drummond hereby covenant and agree with each other to reduce the interest rate payable on the Indebtedness from 8.75% per annum to 5.00% per annum and MFC and Drummond further covenant and agree to secure the Indebtedness by way of a general security agreement and securities pledge agreement.

3.     REPRESENTATIONS AND WARRANTIES

3.1    MFC represents and warrants to Drummond that:

       (a) it is a company duly continued and validly existing under the laws of the Yukon Territory;

       (b) it has all necessary corporate authority, power and capacity to enter into this Agreement and to carry out its terms and conditions to the full extent; and

       (c) the acceptance of the general security interest in exchange for the reduction of the interest rate applicable to the Indebtedness has been validly authorized by all necessary corporate acts.

3.2    Drummond represents and warrants to MFC that:

       (a) it is a company duly incorporated and validly existing under the laws of the State of Delaware;

       (b) it has all necessary corporate authority, power and capacity to enter into this Agreement and to carry out its terms and conditions to the full extent; and

       (c) the reduction of the interest rate applicable to the Indebtedness as consideration for the granting of the general security interest has been validly authorized by all necessary corporate acts.

4.     COMPLETION

4.1 On or before the Closing Date, MFC shall deliver, or cause to be delivered to Drummond, the following:

       (a) the promissory note due July 31, 2008 in the principal amount of US$21,515,000 bearing interest at 8.75% per annum evidencing the Indebtedness surrendered for cancellation; and

       (b) such other documents as may be required in order to carry out the terms of this Agreement.

4.2 On or before the Closing Date, Drummond shall deliver, or cause to be delivered to MFC, the following:

       (a) a certified copy of a directors' resolution authorizing the entering into, the execution and delivery of this Agreement by Drummond and the consummation of the transactions contemplated hereby;

       (b) a promissory note substantially in the form attached hereto as Schedule A due July 31, 2008 in the principal amount of US$21,515,000 bearing interest at 5.00% per annum;

       (c) a general security agreement substantially in the form attached hereto as Schedule B;

       (d) a securities pledge agreement substantially in the form attached hereto as Schedule C; and

       (e) such other documents as may be required in order to carry out the terms of this Agreement.

5.     GENERAL

5.1    Time is of the essence of this Agreement.

5.2 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5.3 The parties hereto agree to execute such further and other agreements as may be necessary to give effect to the meaning and intent of this Agreement.

5.4 This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding whether oral or written, express or implied, statutory or otherwise among the parties with respect to the subject matter of this Agreement except as specifically set out herein.

5.5 No director, officer, employee or agent of any party has any authority to make any representation, warranty or covenant not contained in this Agreement and each party agrees that it has executed this Agreement without reliance upon any such representation or promise.

5.6 This Agreement may be executed in several parts and in the same form and by facsimile and such parts so executed shall together constitute one original document, and such parts, if more than one, shall be read together and construed as if all the signing parties had executed one copy of the said agreement.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.

MFC BANCORP LTD.


Per:  /s/Roy Zanatta
      -----------------------------
      Authorized Signatory


Per:
      -----------------------------
      Authorized Signatory


DRUMMOND FINANCIAL CORPORATION


Per:  /s/ Michael J. Smith
      ------------------------------
      Authorized Signatory


Per:
      ------------------------------
      Authorized Signatory

                                   SCHEDULE A


                                PROMISSORY NOTE
                                ---------------

                                AUGUST 30, 1999

PRINCIPAL AMOUNT:  $21,515,000 (U.S.)                     DUE:  JULY 31, 2008

FOR VALUE RECEIVED, the undersigned DRUMMOND FINANCIAL CORPORATION ("Drummond") hereby promises to pay to MFC BANCORP LTD. ("MFC"), of 6 Rue Charles-Bonnet, 1206 Geneva, Switzerland, on July 31, 2008, at such address or at such other place as MFC may from time to time designate by written notice to Drummond, the principal amount of TWENTY-ONE MILLION FIVE HUNDRED AND FIFTEEN THOUSAND DOLLARS (U.S.) ($21,515,000), together with interest thereon at the rate of 5.00% per annum compounded semi-annually as well after as before maturity and judgment and both before and after default, such interest payable semi-annually on the 25th day of January and the 25th day of July in each year until payment in full.

The payment of the principal and the interest thereon is secured by way of a general security agreement and a securities pledge agreement issued and delivered by Drummond to MFC and each dated August 30, 1999.

Presentment for payment, demand, protest and notice of dishonour and protest hereof are hereby waived. This note shall be governed by and construed in accordance with the laws of the Province of British Columbia.

DRUMMOND FINANCIAL CORPORATION

By:      /s/ Michael J. Smith
   -------------------------------------

Name:                                                               c/s
      ----------------------------------

Title:
       ---------------------------------

                                SCHEDULE B


                         GENERAL SECURITY AGREEMENT
                         --------------------------


THIS GENERAL SECURITY AGREEMENT is dated for reference the 30th day of August, 1999,

BETWEEN:

           DRUMMOND FINANCIAL CORPORATION, a company incorporated under the laws of the State of Delaware

           ("Drummond")

AND:

           MFC BANCORP LTD., a company incorporated under the laws of the Yukon Territory

           ("MFC")


WHEREAS Drummond has executed a promissory note dated the 30th day of August, 1999 in favour of MFC (the "Note") in the principal amount of US$21,515,000 due July 31, 2008 and MFC has requested that Drummond secure the payment of the principal and interest by way of a general security agreement;

NOW THEREFORE for good and valuable consideration, receipt and adequacy of which is acknowledged by the parties, the parties agree that:

1.     DEFINITIONS

1.1    In this general security agreement:

       (a) the terms "Goods", "Chattel paper", "Documents of Title", "Equipment", "Accounts", "Consumer Goods", "Instruments", "Intangibles", "Licenses", "Money", "Securities", "Proceeds", "Inventory" and "Accessions" and other words and expressions which have been defined in the Personal Property Security Act (British Columbia) (the "PPSA") shall be interpreted in accordance with their respective meanings given in the PPSA unless otherwise defined herein or unless the context otherwise requires and specifically;

       (b) "Indebtedness" means all liabilities of every kind and description of Drummond to MFC, whether now or hereafter owed or any future advance, whether direct, indirect, contingent, and whether Drummond be bound alone or with others and whether as principal or surety and including, but not limited to, the principal amount of the Note and any interest accruing thereon;

       (c)    "PPSA" means the Personal Property Security Act (British
              Columbia); and

       (d) "Related Documents" means the Note and any other documentation in connection with this general security agreement or the Indebtedness or related to its operation or administration, whether already existing or executed now or later.

2.     GENERAL SECURITY INTEREST

2.1 For value received and as a general and continuing security for the payment of the Indebtedness including any ultimate unpaid balance thereof, owed to MFC and to secure the payment of the Indebtedness under this general security agreement or any Related Documents, Drummond hereby:

       (a) grants to and in favour of MFC by way of mortgage, charge, assignment and transfer, a general security interest in all presently owned and hereafter acquired personal property of Drummond of whatsoever nature and kind and wheresoever situate and all Proceeds thereof and therefrom, renewals thereof, Accessions thereto and substitutions therefor including, without limiting the generality of the foregoing, all the presently owned or held and hereafter acquired right, title, and interest in and to all Goods (including all accessories, attachments, additions, and Accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Licenses, Money (including, without limitation, the principal), Securities, and all:

              (i) Inventory of whatsoever nature and kind and wheresoever situate;

              (ii) Equipment (other than Inventory) of whatsoever nature and kind and wheresoever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures, and vehicles of whatsoever nature and kind;

              (iii) book accounts and book debts and generally all Accounts, debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit, letters of guarantee and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Drummond (all of which are herein collectively called the "Debts");

              (iv) deeds, documents, writings, paper, books of account and other books relating to or being records of Debts, Chattel paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledges or made payable;

              (v) contractual rights including rents, revenues and incomes, and insurance claims and policies, and all goodwill, patents, trademarks, copyrights, and other industrial property;

              (vi) monies (including, without limitation, the principal) other than trust monies lawfully belonging to others; and

              (vii) personal property described in any schedule now or hereafter annexed hereto;

              (all of which are herein collectively called the "Specifically Charged Property").

       (b) charge as and by way of a floating charge in favour of MFC all the presently owned or held and hereafter acquired property, assets, effects and undertakings of Drummond of whatsoever nature and kind and wheresoever situate, other than such of the property, assets, effects and undertakings of Drummond as are validly and effectively subjected to the grant, mortgage, pledge and charge, and the general security interest granted to MFC pursuant to subsection 2.1(a) including, without limiting the generality of the foregoing, all presently owned or held and hereafter acquired:

              (i) right, title and interest of Drummond in and to real and immovable and leasehold property and rights whether in fee or of a less estate and all interest in and rights relating to lands and all easements, rights of way, privilege, benefits, licenses, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held and all structures, buildings, plant, machinery, fixtures, apparatus and fixed assets; and

              (ii)   businesses, goodwill and uncalled capital of Drummond;

              and the Specifically Charged Property and the property charged by this subsection 2.1(b) and all property and assets expressed to be charged by any instruments supplemental hereto or in implementation hereof are collectively referred to as the "Collateral".

2.2 TO HAVE AND TO HOLD unto and in favour of MFC on the terms and conditions herein set out, PROVIDED THAT Drummond shall not have the power without the prior written consent of MFC to:

       (a) grant or allow any lien, charge or other encumbrance, whether fixed or floating, to be registered against or exist on any part of the Collateral, which ranks or could in any event rank to be enforced in priority to or pari passu with the security constituted by this general security agreement, save for:

              (i) mortgages and charges and any other encumbrances, if any, previously disclosed by Drummond;

              (ii) mortgages and charges, and any other encumbrances to MFC; and

              (iii) encumbrances approved in writing by MFC prior to their creation or assumption; and

       (b) grant, sell, exchange, transfer, assign, lease or otherwise dispose of any of its properties, assets, effects, and undertakings.

3.     RIGHTS AND OBLIGATIONS OF DRUMMOND

3.1 Drummond warrants and covenants that it holds title or has rights in the Collateral sufficient for a general security interest to attach to the Collateral and that there are no existing encumbrances on this Collateral, except as previously disclosed to MFC by Drummond.

3.2 Until default, or unless otherwise agreed with MFC, Drummond may deal with the Collateral in the ordinary course of Drummond's business.

3.3 Drummond shall defend its own and MFC's rights in the Collateral against the claims and demands of all persons.

3.4 Drummond will conduct its business and affairs in a proper and efficient manner, in accordance with applicable law and keep records in accordance with generally accepted accounting principles. Drummond shall pay all charges, such as taxes, assessments, claims, liens and encumbrances relating to the Collateral or Drummond's business and affairs when the same become due. Drummond will deliver to MFC, promptly, such information concerning the Collateral, Drummond and Drummond's business and affairs, as MFC may reasonably request.

3.5 Drummond waives protest and notice of any instrument constituting Collateral at any time held by MFC on which Drummond is in any way liable, and subject to the notice requirements of the PPSA, notice of any other action taken by MFC.

4.     DEFAULT

4.1 The Indebtedness hereby secured shall become immediately due and payable, unless waived in writing by MFC, in any of the following events:

       (a) if Drummond should make default in the payment when due of the Indebtedness, or any part thereof, hereby secured; or

       (b) if Drummond should commit any breach of any term, condition, proviso, agreement, obligation or covenant to MFC, or any representation or warranty given by Drummond to MFC is untrue, whether or not any such term, condition, proviso, agreement or covenant, representation or warranty is contained in this general security agreement; or

       (c) if an order be made or an effective resolution be passed for the winding up of Drummond or there is instituted by or against Drummond of any type of insolvency proceeding or creditor arrangement, any formal of informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of Drummond; or

       (d) if Drummond should make an assignment for the benefit of its creditors or be declared bankrupt or makes a proposal or an authorized assignment or otherwise takes advantage of provisions for relief under the Bankruptcy Act (Canada), the Company's Creditors Arrangement Act (Canada) or similar legislation in any jurisdiction; or

       (e) if Drummond ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets or commits or threatens to commit an act of bankruptcy; or

       (f) a receiver, receiver and manager or receiver/manager of all or any part of the Collateral, or of any other property, assets or undertakings of Drummond is appointed; or

       (g) any execution, sequestration, extent or other process of any court becomes enforceable against Drummond or a distress or analogous process is levied upon the Collateral or any part thereof; or

       (h) if, without the prior written consent of MFC, Drummond creates or permits to exist any encumbrance against any of the Collateral which ranks or could in any event rank in priority to or pari passu with the security constituted by this general security agreement; or

       (i) Drummond enters into any reconstruction, reorganization, amalgamation, merger or other similar arrangement with any other person; or

       (j) any certificate, statement, representation, warranty or audit report herewith, heretofore or hereafter furnished by or on behalf of Drummond to MFC, whether in connection with this general security agreement or otherwise, and whether furnished as to an inducement to MFC to extend any credit to or to enter into this or any other agreement with Drummond, or not:

              (i) proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified; or

              (ii) proves to have omitted any substantial, contingent or unliquidated liability or claim against Drummond;

              or, if upon the date of execution of this general security agreement, there shall have been any material adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit report, which change shall not have been disclosed to MFC at or prior to the time of such execution.

4.2 All amounts payable to MFC shall be made without deduction, compensation, set-off, or counterclaim. A written statement of an officer of MFC as to the amount remaining unpaid to MFC at any time by Drummond shall be conclusive evidence and shall in any event be prima facie evidence against Drummond as to the amount remaining unpaid to MFC at such time by Drummond.

5.     RIGHTS AND OBLIGATIONS OF MFC

5.1 In addition to the rights granted herein, MFC may enforce any other rights and remedies it may have at law or in equity and specifically shall have all rights and remedies of a secured party under the PPSA. All rights and remedies of MFC are cumulative and one or more of these rights may be exercised independently or in combination from time to time including marshalling.

5.2 MFC may direct account debtors of Drummond to make all payments owing to Drummond on Collateral subject to the security interest directly to MFC, by notifying such account debtors of MFC's interest, either before or after default.

5.3 MFC shall have the right at any time to confirm the existence and state of the Collateral in any manner MFC may consider appropriate and Drummond agrees to furnish all assistance as MFC may reasonably request in connection therewith. Drummond grants to MFC or its agents access to all places where Collateral may be located and to all premises occupied by Drummond for the purposes of inspection or obtaining possession.

5.4 MFC may appoint by instrument or by application to a court of competent jurisdiction a receiver or other person to act on its behalf, before or after default, or in any insolvency or like pro-ceeding (receiver includes a receiver-manager). The appointee has all the powers of MFC under this general security agreement. In addition, on instructions from MFC, the receiver shall be entitled to carry on the business of Drummond with all the powers Drummond would have to operate its business, for such time as the receiver determines it advisable and in the best interest of MFC. MFC is not liable for any act or omission by any receiver appointed or selected by a court.

5.5 MFC may take possession or constructive possession of, collect, ` demand, sue on, enforce, recover and receive both Collateral and proceeds and give binding receipts and discharges therefor. MFC in possession may use Collateral as it sees fit, providing such use is reasonable. Any income from or money that is Collateral shall be applied to Drummond's account. Upon default, MFC may also sell, lease or otherwise dispose of Collateral in any commercially reasonable manner. MFC reserves the right to repair or restore Collateral prior to sale and to add any costs incurred to the Indebtedness.

5.6 MFC may declare all or any part of the Indebtedness which is not by its terms payable on demand to be immediately due and payable on the occurrence of any default.

5.7 Drummond agrees to pay all charges, including solicitors', auditors', receivers' or like persons' costs and remuneration or other expenses reasonably incurred by MFC or other party appointed by MFC in operating Drummond's accounts and in preparing or enforcing this general security agreement. Such sums shall constitute a future advance increasing the Indebtedness hereunder.

5.8 The failure of MFC to receive full payment or satisfaction of the Indebtedness through its rights and remedies herein provided shall not in any way release Drummond from the obligation to satisfy any deficiency, including any costs of realization.

5.9 No variation, amendment (except for any schedules which may be added hereto pursuant to the provisions of this general security agreement) or waiver of any provision of this general security agreement shall be effective unless made by written agreement executed by the parties to this general security agreement.

5.10 No delay or omission by MFC in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver of that right or remedy and no single or partial exercise of any right or remedy shall preclude any other exercise of cumulative rights and remedies.

5.11 MFC may remedy any default or perform any duty of Drummond hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Drummond.

6.     GENERAL

6.1 This general security agreement shall enure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns.

6.2 This general security agreement and the related documents shall be governed by the laws of the Province of British Columbia.

6.3 No action by MFC shall constitute a subordination of its general security interest to any other interest in the Collateral unless such subordination is effected by an agreement in writing, titled "Subordination Agreement", signed by MFC.

6.4 This general security agreement shall remain in full force and effect until the Collateral has been paid and written notice of discharge by MFC is received by Drummond.

6.5 Drummond hereby acknowledges receipt of a copy of this general security agreement.

IN WITNESS WHEREOF this general security agreement is executed and delivered on August 30, 1999.


DRUMMOND FINANCIAL CORPORATION



By:  /s/ Michael J. Smith
     --------------------------------
     Authorized Signatory

                                  SCHEDULE C


                         SECURITIES PLEDGE AGREEMENT
                         ---------------------------


THIS AGREEMENT is dated for reference the 30th day of August, 1999, and is made by DRUMMOND FINANCIAL CORPORATION of 1250 - 400 Burrard Street, Vancouver, British Columbia, V6C 3A6 ("Drummond") in favour of MFC BANCORP LTD. of 6 Rue Charles-Bonnet, 1206 Geneva, Switzerland ("MFC");

WHEREAS Drummond has executed a promissory note dated the 30th day of August, 1999 in favour of MFC (the "Note") in the principal amount of US $21,515,000 due July 31, 2008;

AND WHEREAS in order to secure the performance of its obligations under, in connection with or relating to the Note, Drummond has agreed to pledge the Securities (as hereinafter defined) to MFC;

NOW THEREFORE, this Agreement witnesses that in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:


                                  ARTICLE I
                                  ---------

                      ASSIGNMENT, PLEDGE AND HYPOTHECATION

1.1    COLLATERAL

       Drummond hereby pledges to MFC all of the issued and outstanding shares in the capital of CVD Financial Corporation (British Columbia) and CVD Financial Corporation (Washington) and any and all accretions, additions, accessions, substitutions and replacements thereto or therefor (such shares, accretions, additions, accessions, substitutions and replacements collectively hereinafter referred to as the "Securities"), together with all money, income, proceeds and benefits, of every nature and kind whatsoever, now or at any time hereafter due, owing, payable or accruing on, under or in respect of the Securities or otherwise attributable or accruing thereto, including, without limitation, all distributions of earnings or capital (including, without limitation, all dividends in cash and dividends in kind, liquidating dividends, stock dividends, new security or other properties or benefits to which Drummond is or may hereafter become entitled to receive on account of the Securities and all payments by way of reduction of capital) (the Securities together with all such money, income, proceeds and benefits are collectively hereinafter referred to as the "Collateral").

1.2    INDEBTEDNESS SECURED

       The Collateral will be held by MFC as general and continuing security in favour of and as a fixed and specific assignment, pledge and hypothecation unto MFC to secure performance of the obligations of Drummond under the Note (the "Obligations").

1.3    ADDITIONAL SECURITY

       If Drummond becomes entitled to receive or receives any certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital), bond, note or other instrument, or any option or right, whether as an addition to or in substitution or exchange for, any of the Securities, Drummond will accept such certificate, bond, note, instrument, option or right in trust for MFC and will deliver such certificate, bond, note, instrument, option or right forthwith to MFC in the exact form received by Drummond, with Drummond's endorsement when necessary, to be held by MFC, subject to the terms hereof, as general and continuing security and as a fixed and specific assignment, pledge and hypothecation unto MFC to secure payment of the Obligations.

1.4    AMOUNTS HELD IN TRUST

       If any money, income, proceed or other benefit, of any nature or kind whatsoever, is received by Drummond in respect of any of the Collateral, Drummond will receive such money, income, proceed or other benefit in trust for MFC, will segregate such money, income, proceed or other benefit from its other property or funds and will forthwith upon receipt thereof assign, transfer, set over and deliver the same to MFC to be held by MFC hereunder as general and continuing security to secure payment of the Obligations in accordance with the terms hereof and MFC, as MFC in its uncontrolled discretion may determine, may deal with such amounts or benefits in accordance with the provisions hereof.

1.5    RESPONSIBILITY OF MFC

       It is agreed that the responsibility of MFC in regard to the Collateral will be limited to exercising the same degree of care which it gives to its own valuable property.

1.6    VOTING RIGHTS PRIOR TO DEFAULT

       So long as no Event of Default (as hereinafter defined) or event which, with the giving of notice or lapse of time, or both, would become an Event of Default has occurred and is continuing Drummond will be entitled to vote or refrain from voting the Securities at any meeting, whether special or general, at which the holder of the Securities is entitled to vote and will be entitled to take part in or consent to or refrain from taking part in or consenting to any corporate or shareholders' action which the holder of the Securities is entitled to take part in or consent to, provided that:

       (a) Drummond has given MFC at its address set forth above not less than 15 days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right to vote or to take part in or consent to any such corporate or shareholders' action;

       (b) the exercise of such right to vote or to take part in or consent to any such corporate or shareholders' action would not result in a contravention of any covenant or agreement of Drummond to MFC hereunder or under any other agreement evidencing or securing any of the Obligations and if so, Drummond should not vote in such a manner; and

       (c) Drummond has not received from MFC notice that, in the judgment of MFC, the exercise of such right to vote or to take part in or consent to any such corporate or shareholders' action would have a material adverse effect on the value of the Collateral or any part thereof.

1.7    VOTING RIGHTS AFTER DEFAULT

       Upon the occurrence and during the continuance of any Event of Default or event which, with the giving of notice or lapse of time, or both, would become an Event of Default all rights of Drummond pursuant to subsection 1.6 shall cease and MFC will be entitled (whether or not the Securities are registered in the name of MFC or its nominee) to vote or refrain from voting or direct Drummond or any other person as MFC may appoint to vote or refrain from voting the Securities at any meeting, whether special or general, at which the holder of the Securities is entitled to vote and will be entitled to take part in or consent to or refrain from taking part in or consenting to or direct Drummond or any other person as MFC may appoint to take part in or consent to or refrain from taking part in or consenting to any corporate or shareholders' action which the holder of the Securities is entitled to take part in or consent to and Drummond hereby irrevocably constitutes and appoints MFC and any other person appointed by MFC as its true and lawful attorney-in-fact and agent for, in the name of and on behalf of Drummond, to act and vote and otherwise exercise all powers exercisable with respect to the Securities or to take part in or consent to any such corporate or shareholders' action, and when so acting or refraining from acting, neither MFC nor any person appointed by MFC will incur any liability or responsibility of any kind whatsoever to Drummond.

1.8    ENTITLEMENT TO DIVIDENDS

       MFC will be entitled to receive and retain any dividends or distributions paid in respect of the Securities and any such dividends or distributions shall be held as Collateral hereunder.

                                 ARTICLE II
                                 ----------

                    WARRANTIES AND COVENANTS OF DRUMMOND

2.1    WARRANTIES AND COVENANTS

       Drummond hereby warrants, covenants and agrees with MFC that:

       (a) the Securities have been duly authorized and validly issued and are outstanding as fully paid and non-assessable and were issued in compliance with all applicable corporate and securities laws;

       (b) Drummond authorizes MFC to file, in jurisdictions where this authorization will be given effect, a financing statement or other statement disclosing the security interest created herein signed only by MFC covering the Collateral; and, at the request of MFC, Drummond will join MFC in executing one or more financing or other such statements, in form satisfactory to MFC, and will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by MFC to be necessary or desirable, it being further stipulated in this regard that MFC may also at any time or times sign any counterpart of this Agreement signed by Drummond and file same as a financing statement if MFC shall elect to do so;

       (c) Drummond will not sell, assign, transfer or otherwise dispose of the Collateral or any interest therein or agree to sell, assign, transfer or otherwise dispose of the Collateral or any interest therein without the prior written consent of MFC;

       (d) Drummond will not create, incur or permit to exist any adverse claim, mortgage, assignment, pledge, hypothecation, lien, charge or other encumbrance or security interest whatsoever with respect to any of the Collateral (other than pursuant to this agreement) without the prior written consent of MFC; and

       (e) Drummond will pay to MFC on demand all expenses and expenditures, including, without limitation, legal fees and disbursements, incurred or paid by MFC in connection with confirming, perfecting and preserving of the assignment, pledge and hypothecation constituted hereby, in connection with protecting MFC against the claims or interests of any third person against the Collateral and in connection with the exercise by MFC of any right, power or remedy conferred by this agreement or by law.

                                  ARTICLE III
                                  -----------

                                GENERAL COVENANTS

3.1    CONTINUING SECURITY

       This shall be a continuing agreement and the Collateral is in addition to and not in substitution for any other security held now or hereafter by MFC and shall not operate as a merger of any simple contract debt or suspend the fulfillment of, or affect the rights, remedies and powers of MFC in respect of the Obligations or the Collateral and this Agreement and the assignment, pledge and hypothecation constituted hereby shall continue in full force and effect in accordance with the terms hereof until all of the Obligations have been fully paid and satisfied by Drummond and discharged by MFC. All claims, present and future, of Drummond against any person liable upon or for payment of any of the Securities are hereby assigned to MFC.

3.2    FUTURE SECURITIES

       Any and all securities and other properties heretofore, now or hereafter delivered by Drummond to MFC, or in MFC's possession, shall also secure payment of the Obligations and shall be held and construed to be a part of the Collateral hereunder to the same extent as fully described herein.

3.3    APPOINTMENT AS ATTORNEY

       Drummond hereby irrevocably constitutes and appoints MFC and any other person appointed by MFC as its true and lawful attorney-in-fact and agent for, in the name of and on behalf of Drummond, to execute and deliver, and to receive delivery of, all such assignments, transfers, deeds, assurances and instruments as may be necessary to transfer all or any of the Collateral (including, without limitation, to fill in all blanks in any transfers of stocks or any powers of attorney or other documents delivered to MFC) and when so acting neither MFC nor any person appointed by MFC will incur any liability or responsibility of any kind whatsoever to Drummond.

3.4    RECORDS OF MFC

       The records of MFC as to the occurrence of any Event of Default (as hereinafter defined), as to the obligations secured hereby or as to any demand having been made on Drummond will be prima facie evidence of such default, obligation or demand.

3.5    NO OBLIGATION TO COLLECT

       MFC will not be bound or obliged, at any time or under any circumstances, to collect or see to the payment of any interest, dividends or other income of, on or from any of the Collateral, or to sell, transfer or otherwise realize upon any of the Collateral and MFC will not be responsible for any loss occasioned by any sale of any of the Collateral or by the retention of or refusal to sell the same.

3.6    NO OBLIGATION TO RELEASE

       If any payment on account of the Obligations is made MFC will not by reason thereof be required to surrender any of the Collateral; provided that MFC will, at the request of Drummond, surrender the Collateral to Drummond upon the earlier of the date on which:

       (a) all indebtedness and liability of Drummond under the Note has been fully paid and satisfied and MFC has been released from all of its obligations to make any further advances to Drummond; and

       (b)    MFC has released Drummond from the Obligations.


                                  ARTICLE IV
                                  ----------

                               EVENTS OF DEFAULT

4.1    EVENTS OF DEFAULT

       Drummond shall be in default under this Agreement upon the occurrence of any of the following events or conditions (each an "Event of Default"):

       (a) default in the payment or performance of any liability or obligation of Drummond or of any maker, endorser or guarantor of any liability or obligation of Drummond to MFC, including, without limitation, default in connection with the Obligations when due;

       (b) default in the performance of any covenant or agreement of Drummond to MFC, whether under this Agreement or any other agreement evidencing or securing any of the Obligations or otherwise;

       (c) any representation or warranty by Drummond herein or in any other agreement or instrument of which MFC has the benefit, or any certificate of Drummond or any shareholder, director or officer of Drummond delivered in connection herewith or pursuant hereto, being or becoming untrue or incorrect in whole or in part and the same not being remedied within 10 days after written notice thereof is given to Drummond;

       (d) the levy of any attachment, execution, or other process against Drummond or any of the Collateral;

       (e) the dissolution, termination of existence, insolvency or business failure of Drummond or any endorser, guarantor or surety of any of the Obligations, or the commission of an act of bankruptcy by, or by the appointment of receiver or other legal representative for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency law by or against, Drummond or any endorser, guarantor or surety for any of the Obligations;

       (f) the occurrence of any event which under the terms of any evidence of indebtedness, indenture, loan agreement, security agreement or similar instrument permits the acceleration of maturity of any indebtedness of Drummond to MFC;

       (g) the receipt by MFC of notification that another person has or expects to acquire a security interest in the Collateral or any part thereof; or

       (h) a change in the beneficial ownership or control of Drummond or the entering into of any agreement pursuant to which a right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

              (i) to require Drummond to issue any further or other shares or securities in its capital or to convert any securities of Drummond into voting shares in its capital; or

              (ii) to purchase or otherwise acquire any shares in the capital of Drummond from Drummond or the Borrower.


                                  ARTICLE V
                                  ---------

                             POWERS AND REMEDIES

5.1    SALE

       Upon the occurrence of an Event of Default and at any time thereafter, at the option of MFC, the Obligations shall become immediately due and payable without presentment or demand or any notice to Drummond or any other person obligated thereon and MFC shall have and may exercise with reference to the Collateral and the Obligations any and all of the rights and remedies of MFC under this Agreement and such other rights and remedies as are provided by law or by equity or by statute, including, without limitation, the right and power to sell on any recognized exchange dealing in such securities or by public or private sale or sales, or otherwise dispose of or utilize, the Collateral and any part or parts thereof as fully and effectually as if MFC were the absolute owner thereof, and to apply the proceeds thereof toward payment of any costs and expenses (including, without limitation, legal fees and disbursements) thereby incurred by MFC and toward payment of the Obligations, in such order, manner and priority as MFC in its uncontrolled discretion may see fit. To the extent permitted by law, Drummond expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of

       Drummond or formalities prescribed by law or by equity or by statute relative to the sale or other disposition of the Collateral or exercise of any other right or remedy of MFC; and to the extent any such notice is required and cannot be waived, Drummond agrees that if such notice is mailed, postage prepaid, to Drummond at the address shown above at least five days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Drummond expressly acknowledges and agrees that at any sale or realization of the Securities under this section, MFC may purchase the Securities or any part thereof, free from any right of redemption on the part of Drummond or anyone claiming through Drummond, which right is, to the extent permitted by law, hereby waived and released.

5.2    TRANSFER OF SECURITIES

       MFC is hereby granted the right, at its option, either before or after the occurrence of an Event of Default, to transfer at any time to itself or its nominee the Securities or any part thereof and to have the Securities or any part thereof registered in its name or in the name of its nominee.

5.3    RIGHT TO EXERCISE OPTION

       Upon the occurrence and during the continuance of any Event of Default or event which, with the giving of notice or lapse of time, or both, would become an Event of Default, MFC will have the right but will not be bound nor required to exercise any option or right which the holder of any of the Collateral may at any time have, and any and all costs, charges, expenses, fees, outlays and premiums incurred by MFC in connection with the exercise of any such option or right will be added to and form part of the Obligations and be secured hereby.

5.4    COMPROMISE AND RELEASE

       MFC will not be obliged to exhaust its recourse against Drummond or any other person or against any other security or securities which it may hold before realizing on or otherwise dealing with the Collateral, and MFC may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any and all securities up to, may abstain from taking securities from, or from perfecting securities of, may accept compositions from, and may otherwise deal with, Drummond and all other persons as MFC may see fit, without prejudice to the right of MFC to hold, deal with, sell, transfer and otherwise realize on the Securities in accordance with the terms of this Agreement.

5.5    COOPERATION WITH LENDER

       Drummond hereby agrees to cooperate fully with MFC in order to permit MFC to sell, transfer or otherwise realize on the Collateral in accordance with the terms hereof. Specifically, Drummond agrees to fully comply with the securities laws of the Province of British Columbia and any other province having jurisdiction, and the rules, bylaws and regulations of any stock exchange on which the Securities may be traded, and to take such action as may be necessary to permit MFC to sell, transfer or otherwise realize on the Securities in compliance with such laws.

5.6    APPLICATION OF COLLATERAL

       MFC may, at its option, hold any and all proceeds, payments, monies, income or benefits attributable or accruing to the Collateral which is received by MFC as security for the Obligations, or, apply any or all of such proceeds, payments, monies, income or benefits to the Obligations, whether or not then due, in such order manner or priority as MFC may, in its uncontrolled discretion, determine.

                                  ARTICLE VI
                                  ----------

                                 MISCELLANEOUS

6.1    FURTHER ASSURANCES

       At the request of MFC Drummond will, at its own expense, execute all such transfers, stock powers, proxies and other documents as may be required by MFC, with all such powers of sale and other necessary powers as may be expedient for vesting in MFC or such person or person as MFC may appoint, the Securities and to otherwise carry into effect the intent and purposes of this Agreement.

6.2    NO REVOCATION

       The appointment and power of attorney contained in sections 1.7 and 3.3, respectively, will be deemed to be coupled with an interest and will not be revoked by the bankruptcy, insolvency, winding-up, liquidation or dissolution of Drummond and Drummond hereby ratifies and confirms and agrees to ratify and confirm all that MFC or any person appointed by MFC, as attorney-in-fact and agent for, in the name of and on behalf of Drummond, may lawfully do or cause to be done by virtue of sections 1.7 and 3.3, respectively.

6.3    WAIVER

       No delay or omission on the part of MFC in exercising any rights hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

6.4    SEIZURE OF COLLATERAL

       Upon the occurrence of an Event of Default MFC shall have the absolute and unconditional right, without prior notice or any prior hearing of any kind whatsoever, to seize and take possession of the Collateral, and Drummond does hereby expressly waive any right to any prior notice or any prior hearing prior to seizure and taking possession of the Collateral by MFC.

6.5    SUCCESSORS AND ASSIGNS

       This Agreement shall be binding on Drummond, and its successors and assigns, and shall enure to the benefit of MFC, and its successors and assigns.

6.6    RIGHTS CUMULATIVE

       The rights and remedies of MFC hereunder are cumulative and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of MFC.

6.7    SEVERABILITY

       If any provision of this Agreement shall be found or determined to be invalid, illegal or unenforceable it shall be severable from this Agreement and the remainder of this Agreement shall be read and construed as if such invalid, illegal or unenforceable provision or part had been deleted herefrom.

6.8    APPLICABLE LAW

       This Agreement and the rights and obligations of the parties hereunder shall be governed and construed according to the laws of the Province of British Columbia.

6.9    OWNERSHIP CERTIFICATES

       In connection with the Securities MFC is hereby authorized to sign on behalf of and as agent for Drummond such income tax ownership certificates as may be required.

EXECUTED as of the 30th day of August, 1999.

SIGNED, SEALED and DELIVERED by     )
DRUMMOND FINANCIAL                  )
CORPORATION in the presence of:     )     By:
                                    )
--------------------------------    )     /s/ Michael J. Smith
Witness                             )     ------------------------------
--------------------------------    )     Authorized Signatory
Address                             )
--------------------------------    )
                                    )     ------------------------------
--------------------------------    )     Authorized Signatory
Occupation